EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-31949, No. 33-63131, No. 333-67115 and No. 333-129752) and Form S-3 (No. 333-155489) of Quality Systems, Inc. of our report dated May 28, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/   PricewaterhouseCoopers LLP

Orange County, California
May 28, 2010